TECHNOLOGY TRANSFER AGREEMENT

THIS AGREEMENT made effective as of the 17th day of April, 2006

BETWEEN:

DIETER WAGELS, businessman, with an office at
Friedrich-List-Allee 10, D-41844 Wegberg-Wildenrath,
Germany

(hereafter called the “Inventor”)

OF THE FIRST PART

AND:

SKYFLYER TECHNOLOGY GMBH, a German company
with limited liability, having an office at Friedrich-List-Allee 10,
D-41844 Wegberg-Wildenrath, Germany.

(hereafter called “Skyflyer”)

OF THE SECOND PART

WHEREAS:

I.	The Inventor is the owner of an invention that has applied for those patents set out in Schedule A to this Agreement; and

II.

The parties have agreed to enter into this Agreement to reflect the sale by the Inventor and the purchase by Skyflyer of all property, including all patents, know- how and intellectual property, relating to the invention;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEFINITIONS

1.	In this Agreement:

	(a)	“Effective Date” means the date first set out in this Agreement;

	(b)	“Improvement” means any modification or variant of the Invention, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Patents;

(c)

“Intellectual Property” means all copyrights, patent rights, trade secret rights, trade names, trademark rights, process information, technical information, contract rights and obligations, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with the Invention, including, but not limited to, the Patents;

(d)	“Invention” means the inventions described in the Patents;

(e)

“Know-how” means all know-how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, know-how, materials and tools relating thereto or to the design, development, manufacture, use and commercial application of the Invention;

(f)	“Patents” means the patents and patent applications described in Schedule A to this Agreement and any other patent that may be issued in connection with the Invention or any Improvement; and

(g)	“Technology“ means, collectively, the Invention, the Patent, the Know- How and the Intellectual Property.

TRANSFER BY INVENTOR

2.

In consideration for certain payments made by Skyflyer for the development of the Technology, including, but not limited to, amounts paid for the filing of the Patents, and other good and valuable consideration, subject to the terms and conditions of this Agreement, the Inventor hereby sells, assigns and transfers to Skyflyer all of the Inventor’s right, title and interest in and to the Technology free and clear of all liens, charges, encumbrances and security interests.

3.	As further consideration for the sale of the Technology by the Inventor to Skyflyer, Skyflyer agrees to pay to the Inventor the amount of €10.00.

4.

The Inventor shall assist Skyflyer in every legal way to evidence, record and perfect the transfer and assignment evidenced by this Agreement and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, the assigned rights embodied in the Technology. To the extent that any of the Intellectual Property are provisional patents, the Inventor shall cooperate with Skyflyer and the applicable patent authorities, to attempt to obtain a final grant of those provisional patents and, to the extent any such provisional patents are actually issued in the Inventor's name, the Inventor shall promptly assign and transfer such patents, at no cost (except for any filing and recordation fees which shall be borne by Skyflyer), to Skyflyer. If Skyflyer is unable, for any reason whatsoever, to secure the Inventor’s signature to any document it is entitled to under this Agreement, the Inventor hereby irrevocably designates and appoints Skyflyer and its duly authorized officers and agents as the Inventor’s agent and attorney-in-fact with full power of substitution to act for and on the Inventor’s behalf and instead of the Inventor, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by the Inventor.

5.

If, after the Effective Date, the Inventor develops or discovers, or is a co- developer or co-discoverer of any Improvement, then the Inventor shall promptly sell, assign and transfer the Improvement to Skyflyer without the payment of any additional amounts or consideration.

6.

The Inventor shall communicate to Skyflyer all Know-how and Intellectual Property in the possession of the Inventor which may reasonably be relevant to the design, manufacture, marketing and use of the Technology. The Inventor shall continue to communicate to Skyflyer all such further Know-how and Intellectual Property as may later come into the Inventor’s possession.

7.

All Know-how and technical information in the possession of the Inventor which may reasonably be relevant to the design, manufacture, marketing, and use of the Technology shall be deemed to be confidential information. The Inventor shall not disclose or authorize the disclosure of such information to any third party, except as expressly permitted by Skyflyer in writing. The Inventor shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information.

PATENT

8.

The Inventor shall execute assignments of the Patents, including any patent application, in a form registerable with the applicable patent authorities, at closing and without the payment of any further amount to the Inventor. Skyflyer shall undertake all steps and incur all expenses to maintain the Patents in good standing with the applicable patent authorities. The Inventor shall assist Skyflyer in pursuing the granting of any patents or the filing of any patent applications in addition to the Patents.

TRANSFERS BY SKYFLYER

9.

Except as set out in Section 10 of this Agreement, Skyflyer shall not agree to sell, assign or otherwise transfer title to the Technology to any third party without the prior written consent of the Inventor, provided that such consent shall not be unreasonably withheld.

10.	Notwithstanding the forgoing, Skyflyer shall not be required to obtain the consent of the Inventor for:

(a) any grants of any licenses by Skyflyer for the use of Technology; or

(b)	for any sales, assignments or other transfers of title to the Technology to any parent or subsidiary of Skyflyer or to any subsidiary or parent of any parent or subsidiary of Skyflyer.

REVERSION OF TITLE TO THE INVENTOR

11.

Any one or more of the following events, whether or not any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default:

	(a)	Any sale, assignment or transfer of ownership of title to the Technology by Skyflyer not made in accordance with the provisions of Sections 9 or 10;

	(b)	If an order is made or a resolution is passed or a petition is filed for the final liquidation or winding-up of the Borrower; or

	(c)	If final bankruptcy proceedings are commenced by or against Skyflyer or if Skyflyer makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency.

12.

Upon the occurrence of an Event of Default, and at any time thereafter, provided that Skyflyer has not by then remedied such Event of Default, the Inventor shall have the right to demand that all right, title and interest to the Technology be transferred back to the Inventor (a “Reversion Demand”). Upon the receipt of a Reversion Demand delivered in accordance with this Section 12, Skyflyer shall transfer all right, title and interest to the Technology to the Inventor and shall assist the Inventor in every legal way to evidence, record and perfect the transfer and assignment of the Technology to the Inventor and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, the assigned rights embodied in the Technology on behalf of the Inventor.

WARRANTIES AND REPRESENTATIONS

13.	The Inventor warrants and represents to Skyflyer that:

	(a)	The Inventor is the sole owner of the Invention, the Patents, the Know- how and the Intellectual Property free and clear of all liens, charges, encumbrances and security interests;

	(b)	The Inventor has the power to sell, assign and transfer all of his right, title and interest in and to the Invention, the Patents, the Know-how and the Intellectual Property to Skyflyer;

(c)	The Inventor has not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Invention, the Patents, the Know-how and the Intellectual Property;

(d)

The Inventor is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Invention, the Patents, the Know-how and the Intellectual Property;

(e)

The use of the Invention, the Patents, the Know-how and the Intellectual Property by the Inventor has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(f)

The Inventor was not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Invention, the Patents, the Know-how and the Intellectual Property;

(g)

The Inventor is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent pendings relating to the Invention, the Patents, the Know-how and the Intellectual Property; and

(h)	The Patents have been filed with the appropriate patent authorities in accordance with all required laws and regulations and are in good standing.

ENTIRE AGREEMENT

14.

This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

HEADINGS

15.	The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

MODIFICATION AND WAIVER

16.

No cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy hereby provided, shall be effective for any purpose unless specifically set forth in writing, signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

FURTHER ASSURANCES

17.	The parties shall execute such further documents and do such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

GENDER

18.	Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa.

EQUAL PARTICIPATION IN DRAFTING

19.	The parties have equally participated in the drafting of the within Agreement, each having had the opportunity to be independently represented by counsel.

The Inventor acknowledges that O’Neill Law Group PLLC have acted solely for Skyflyer in connection with the preparation, negotiation and execution of this Agreement and the Inventor has been advised to obtain the advice of independent legal counsel in entering into this Agreement.

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TIME OF THE ESSENCE

20.	Time shall be of the essence of this Agreement and all provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under their corporate seals and the hands of their proper officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED	)
BY DIETER WAGELS	)
in the presence of:	)
)
/s/ Stephen F.X. O’Neill	)
)
Signature of Witness	)	/s/ Dieter Wagels
)
Stephen F.X. O’Neill	)	DIETER WAGELS
Name of Witness	)
)
)
Address of Witness	)
)
)
)

SKYFLYER TECHNOLOGY GMBH
By its authorized signatory:

/s/ Manfred Sappok
_______________________________
Name
Title

SCHEDULE A

PATENTS AND PATENT APPLICATIONS

European Patent Application #
03748086.0 -2318

International Patent Application
PCT/EP2003/010659

United Arab Emirates Patent Application
No. 156/2005

China Patent Application
No. 03823060.7

Japan Patent Application
No. 2004-540701

Russia Patent Application
No. 2005112724

United States Patent Application
No. 10/525,886